Exhibit 99.1

TKO Announces $1 Billion in Share Repurchases

Including $800 Million Accelerated Share Repurchase, Up to $174 Million 10b5-1 Trading

Plan, and a $26 Million Privately Negotiated Transaction

New York, NY (September 15, 2025) - TKO Group Holdings, Inc. (NYSE: TKO) (“TKO” or the “Company”), a premium sports and entertainment company, today announced that it has entered into an accelerated share repurchase agreement (the “ASR Agreement”) to repurchase $800 million of its outstanding Class A common stock.

The Company also announced that it has entered into a 10b5-1 trading plan for the repurchase of up to $174 million of its outstanding Class A common stock (the “10b5-1 Plan”). In addition, on September 5, 2025, the Company repurchased approximately $26 million of its outstanding Class A common stock under a privately negotiated transaction. Repurchases under the ASR Agreement, the 10b5-1 Plan, and the privately negotiated transaction are being completed under TKO’s previously announced $2.0 billion share repurchase authorization.

“This plan to repurchase $1 billion in shares reflects our conviction in the business and the intrinsic value of our stock,” said Mark Shapiro, President and COO, TKO. “The repurchases, together with the recent 100% increase to our quarterly cash dividend program, reflect our continued commitment to a robust and sustainable capital return program. We remain focused on executing our balanced capital deployment strategy to deliver long-term value for our shareholders.”

Under the ASR Agreement, on September 16, 2025, the Company will pay $800 million to Morgan Stanley & Co. LLC and expects to receive an initial delivery of 3,161,430 shares of Class A common stock. The total number of shares to be repurchased pursuant to the ASR Agreement will be based on the volume-weighted average price of Class A common stock on specified dates during the term of the ASR Agreement. Transactions under the ASR Agreement are expected to be completed in December 2025.

Repurchases contemplated under the 10b5-1 Plan are to commence once transactions under the ASR Agreement are completed.

The Company intends to fund the above mentioned share repurchases with proceeds from the $1.0 billion first lien term loan borrowing that closed on September 15, 2025.

# # #

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. TKO intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding transactions under the ASR Agreement and the expected completion of repurchases thereunder and transactions under the 10b5-1 Plan and the expected amount and commencement of repurchases thereunder. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to those factors discussed in Part I, Item 1A “Risk Factors” in TKO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as any such factors may be updated from time to time in the Company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and TKO’s Investor Relations site at investor.tkogrp.com. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, TKO undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About TKO

TKO Group Holdings, Inc. (NYSE: TKO) is a premium sports and entertainment company. TKO owns iconic properties including UFC, the world’s premier mixed martial arts organization; WWE, the global leader in sports entertainment; and PBR, the world’s premier bull riding organization. Together, these properties reach 1 billion households across 210 countries and territories and organize more than 500 live events year-round, attracting more than three million fans. TKO also services and partners with major sports rights holders through IMG, an industry-leading global sports marketing agency; and On Location, a global leader in premium experiential hospitality.

Website Disclosure

Investors and others should note that TKO announces material financial and operational information to its investors using press releases, SEC filings and public conference calls and webcasts, as well as its Investor Relations site at investor.tkogrp.com. TKO may also use its website as a distribution channel of material information about the Company. In addition, you may automatically receive email alerts and other information about TKO when you enroll your email address by visiting the “Investor Email Alerts” option under the Resources tab on investor.tkogrp.com.

Investors:

Seth Zaslow

646-558-8387

szaslow@tkogrp.com

Press:

press@tkogrp.com